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                EXHIBIT 23.1 CONSENT OF GEO. S. OLIVE & CO., LLC










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                    [LETTERHEAD OF GEO. S. OLIVE & CO. LLC]




                        INDEPENDENT ACCOUNTANTS' CONSENT
                        --------------------------------



The Board of Directors
Citizens First Financial Corp.


We have issued our report dated January 24, 1997, accompanying the consolidated financial statements of Citizens First Financial Corp. and Subsidiary appearing in the Form 10-KSB Report filed by the Company with the Securities and Exchange Commission on March 28, 1997, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.


Geo. S. Olive & Co. LLC
---------------------------
/s/ Geo. S. Olive & Co. LLC

Decatur, Illinois
December 4, 1997









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